As filed with the Securities and Exchange Commission on August 25, 2015

Registration No. 33-88856, 333-02667, 333-45801, 333-48067, 333-53637, 333-53749, 333-77845, 333-95949,
333-36874, 333-75102, 333-120450, 333-120848, 333-126644, 333-196208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-88856

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-02667

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-45801

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-48067

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4 REGISTRATION STATEMENT NO. 333-53637

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4 REGISTRATION STATEMENT NO. 333-53749

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-77845

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-95949

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36874

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75102

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120450

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120848

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126644

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196208

UNDER THE SECURITIES ACT OF 1933

Omnicare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	31-1001351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio  45202
(513) 719-2600

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Omnicare, Inc. 1992 Long-Term Stock Incentive Plan

Omnicare, Inc. 1995 Premium-Priced Stock Option Plan

Employment Agreements, dated December 29, 1997, between Omnicare, Inc. and Dale B. Evans, Ph.D., Alice
G. Stasky, Thomas J. Massey and Ronal E. Weishaar, including the associated Warrants
Warrants dated January 15, 1998 Issued by Omnicare, Inc. to each of Ed Kaufman, Sheila K. Fiepke, Carol
A. King, Karl A. Kalas, Lawrence Wayne, Greg Schoonover and Irwin Berkley
1996 Stock Option Plan of CompScript, Inc.

1992 Incentive Stock Plan

1993 Incentive Stock Plan

1994 Incentive Stock Plan

1994 Non-Employee Director Stock Option Plan

1997 Equity Compensation Plan of IBAH, Inc.

Omnicare, Inc. 1992 Long-Term Stock Incentive Plan
Omnicare, Inc. 1998 Long-Term Employee Incentive Plan
Omnicare, Inc. StockPlus Program
Omnicare, Inc. Director Stock Plan for Members of the Compensation and Incentive Committee
Omnicare, Inc. 2004 Stock and Incentive Plan
Option Agreement for Brian A. Kahan
ComScript, Inc. Non-Qualified Stock Option Agreements
Omnicare, Inc. 2014 Stock and Incentive Plan

(Full title of the plan)

Thomas S. Moffatt
Vice President and Secretary
Omnicare, Inc.
900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio  45202

Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments filed by Omnicare, Inc., a Delaware corporation (the “Registrant”), hereby amend the following registration statements (each, a “Registration Statement”, and collectively, the “Registration Statements”) to deregister any securities registered pursuant to the Registration Statements and remaining unsold:

•                  Registration Statement on Form S-8 (No. 33-88856), pertaining to the registration of an aggregate of 647,920 shares of common stock, $1.00 par value (the “Shares”), issuable under the Omnicare, Inc. 1992 Long-Term Stock Incentive Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on January 26, 1995.

•                  Registration Statement on Form S-8 (No. 333-02667), pertaining to the registration of an aggregate of 1,260,000 Shares, issuable under the Omnicare, Inc. 1995 Premium-Priced Stock Option Plan, which was filed with the Commission on April 19, 1996.

•                  Registration Statement on Form S-8 (No. 333-45801), pertaining to the registration of an aggregate of 280,000 Shares, issuable under the Employment Agreements, dated December 29, 1997, between Omnicare, Inc. and Dale B. Evans, Ph.D., Alice G. Stasky, Thomas J. Massey and Ronal E. Weishaar, including the associated Warrants, which was filed with the Commission on February 6, 1998.

•                  Registration Statement on Form S-8 (No. 333-48067), pertaining to the registration of an aggregate of 80,000 Shares, issuable under the Warrants dated January 15, 1998 Issued by Omnicare, Inc. to each of Ed Kaufman, Sheila K. Fiepke, Carol A. King, Karl A. Kalas, Lawrence Wayne, Greg Schoonover and Irwin Berkley, which was filed with the Commission on March 17, 1998.

•                  Post-Effective Amendment No.1 on Form S-8 to Registration Statement on Form S-4 (No. 333-53637), pertaining to the registration of an aggregate of 213,401 Shares, issuable under the 1996 Stock Option Plan of CompScript, Inc., which was filed with the Commission on June 26, 1998.

•                  Post-Effective Amendment No.1 on Form S-8 to Registration Statement on Form S-4 (No. 333-53749), pertaining to the registration of an aggregate of 623,359 Shares, issuable under the 1992 Incentive Stock Plan, 1993 Incentive Stock Plan, 1994 Incentive Stock Plan, 1994 Non-Employee Director Stock Option Plan and 1997 Equity Compensation Plan of IBAH, Inc., which was filed with the Commission on June 29, 1998.

•                  Registration Statement on Form S-8 (No. 333-77845), pertaining to the registration of an aggregate of 4,799,813 Shares, issuable under the Omnicare, Inc. 1992 Long-Term Stock Incentive Plan, which was filed with the Commission on May 6, 1999.

•                  Registration Statement on Form S-8 (No. 333-95949), pertaining to the registration of an aggregate of 1,000,000 Shares, issuable under the Omnicare, Inc. 1998 Long-Term Employee Incentive Plan, which was filed with the Commission on February 2, 2000.

•                  Registration Statement on Form S-8 (No. 333-36874), pertaining to the registration of an aggregate of 2,500,000 Shares, issuable under the Omnicare, Inc. StockPlus Program, which was filed with the Commission on May 12, 2000.

•                  Registration Statement on Form S-8 (No. 333-75102), pertaining to the registration of an aggregate of 100,000 Shares, issuable under the Omnicare, Inc. Director Stock Plan for Members of the Compensation and Incentive Committee, which was filed with the Commission on December 14, 2001.

•                  Registration Statement on Form S-8 (No. 333-120450), pertaining to the registration of an aggregate of 9,974,652 Shares, issuable under the Omnicare, Inc. 2004 Stock and Incentive Plan, which was filed with the Commission on November 12, 2004.

•                  Registration Statement on Form S-8 (No. 333-120848), pertaining to the registration of an aggregate of 18,299 Shares, issuable under the Option Agreement for Brian A. Kahan, which was filed with the Commission on November 30, 2004.

•                  Registration Statement on Form S-8 (No. 333-126644), pertaining to the registration of an aggregate of 14,972 Shares, issuable under the ComScript, Inc. Non-Qualified Stock Option Agreements, which was filed with the Commission on July 15, 2005.

•                  Registration Statement on Form S-8 (No. 333-196208), pertaining to the registration of an aggregate of 8,306,763 Shares, issuable under the Omnicare, Inc. 2014 Stock and Incentive Plan, which was filed with the Commission on May 22, 2014.

Pursuant to the Agreement and Plan of Merger, dated as of May 20, 2015, by and among the Registrant, CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”), and Tree Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.  The Merger became effective on August 18, 2015.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offerings, hereby removes from registration any and all securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on August 25, 2015.

OMNICARE, INC.

By:	/s/ Thomas S. Moffatt
Thomas S. Moffatt
Vice President and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.